                                                                    EXHIBIT 99.B



REPORT OF INDEPENDENT AUDITORS
ON FINANCIAL STATEMENT SCHEDULES


THE BOARD OF DIRECTORS
THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA




We have audited the financial statements of The Manufacturers Life Insurance Company of America as of December 31, 1997, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 and have issued our report thereon dated March 20, 1998 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules included in this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.


In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.



PHILADELPHIA, PENNSYLVANIA                             Ernst & Young LLP

MARCH 20, 1998





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
                        THE MANUFACTURERS LIFE INSURANCE
                               COMPANY OF AMERICA

                      SCHEDULE I -- SUMMARY OF INVESTMENTS
                    OTHER THAN INVESTMENTS IN RELATED PARTIES

                                DECEMBER 31, 1997
                                  ($ THOUSANDS)



                                                                                                 Amount
                                                                         Market                Shown in the
Type of Investment                                     Cost              Value                 Balance Sheet
--------------------------------------------------------------------------------------------------------------
Fixed maturities:
    United States Government                         $ 51,694           $ 52,496                 $ 52,496
    Foreign Governments                                 6,922              7,111                    7,111
    Corporate                                           7,949              8,286                    8,286

--------------------------------------------------------------------------------------------------------------
TOTAL FIXED MATURITIES                               $ 66,565           $ 67,893                 $ 67,893
--------------------------------------------------------------------------------------------------------------

Equity Securities:
    Common stocks - other                              20,153             19,460                   19,460
Mortgage loans                                            131                                         131
Policy loans                                           14,673                                      14,673
Cash and short term investments                        22,012                                      22,012

--------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS                                    $123,534           $ 87,353                 $124,169
==============================================================================================================

               THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA
               SCHEDULE III -- SUPPLEMENTARY INSURANCE INFORMATION
                                  ($ THOUSANDS)



                                                  Future
                                                  Policy                        Other
                                                  Benefits                      Policy
                                 Deferred         Losses, Claims                Claims and                       Net
                                 Acquisition      and              Unearned     Benefits        Premium          Investment
Segment                          Costs            Loss Expenses    Premiums     Payable         Revenue          Income
---------------------------------------------------------------------------------------------------------------------------
1997:
    Life Insurance and           $130,355         $91,994          $674         $1,809          $ 5,334          $ 5,103
annuities
    Other (incl. non-                   -               -             -              -                -            3,172
life subsidiaries)
---------------------------------------------------------------------------------------------------------------------------
Total                            $130,355         $91,994          $674         $1,809          $ 5,334          $ 8,275
===========================================================================================================================


1996:
    Life Insurance and           $102,610         $91,915          $635         $  379          $12,898          $ 6,141
annuities
    Other (incl. non-                   -               -             -              -                -           13,510
life subsidiaries)
---------------------------------------------------------------------------------------------------------------------------
Total                            $102,610         $91,915          $635         $  379          $12,898          $19,651
===========================================================================================================================

1995:
    Life Insurance and           $ 78,829         $86,129          $642         $  582          $15,293          $ 5,841
annuities
    Other (incl. non-                   -               -             -              -                -           12,888
life subsidiaries)
---------------------------------------------------------------------------------------------------------------------------
Total                            $ 78,829         $86,129          $642         $  582          $15,293          $18,729
===========================================================================================================================






                                 Benefits, Claims
                                 Losses and          Other
                                 Settlement          Operating
Segment                          Expenses            Expenses
--------------------------------------------------------------
1997:
    Life Insurance and           $ 6,733             $46,968
annuities
    Other (incl. non-                  -               2,472
life subsidiaries)
--------------------------------------------------------------
Total                            $ 6,733             $49,440
==============================================================


1996:
    Life Insurance and           $14,473             $52,067
annuities
    Other (incl. non-                  -               6,185
life subsidiaries)
--------------------------------------------------------------
Total                            $14,473             $58,252
==============================================================

1995:
    Life Insurance and           $16,905             $37,151
annuities
    Other (incl. non-                  -               4,787
life subsidiaries)
--------------------------------------------------------------
Total                            $16,905             $41,938
==============================================================

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
               THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA
                           SCHEDULE IV -- REINSURANCE
                                  ($ THOUSANDS)




Col. A                               Col. B          Col. C             Col. D            Col. E           Col. F
--------------------------------------------------------------------------------------------------------------------------
                                     Gross           Ceded to           Assumed                            Percentage of
                                     Amount          Other              from Other        Net                 Amount
                                                     Companies          Companies         Amount           Assumed to Net
                                 -----------------------------------------------------------------------------------------
Year ended December 31,
1997:                                $9,834,590      $2,083,344         $84,172           $7,835,418          1.07%
    Life insurance in force
                                 =========================================================================================

Insurance Premiums:
    Life                             $    8,572      $    3,747         $   509           $    5,334          9.54%
                                 =========================================================================================

Year ended December 31,
1996:                                $7,700,816      $  552,986         $98,741           $7,246,571          1.36%
    Life insurance in force
                                 =========================================================================================

Insurance Premiums:
    Life                             $   12,998      $      776         $   676           $   12,898          5.24%
                                 =========================================================================================

Year ended December 31,
1995:                                $5,140,950      $  147,818         $97,908           $5,091,040          1.92%
    Life insurance in force
                                 =========================================================================================

Insurance Premiums:
    Life                             $    9,809      $      475         $ 5,959           $   15,293         38.97%
                                 =========================================================================================

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